UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 4, 2014

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Representatives of Plains All American Pipeline, L.P. (“PAA”) and Plains GP Holdings, L.P. (“PAGP”) intend to make presentations at their 2014 Analyst Meeting to be held on June 5, 2014 in Houston, Texas. During the meeting, company representatives will review strategic positioning, organic growth activities, financial strategies, forward outlook and related matters. On the morning of June 5, 2014, the prepared presentation materials will be made available for viewing at www.plainsallamerican.com under the “Events and Presentations” portion of the Investor Relations section of the website. PAA and PAGP do not undertake to update the information as posted on their website; however, they may post additional information included in future press releases and Forms 8-K, as well as posting periodic Exchange Act reports. The Analyst Meeting presentation will also be webcast live beginning at approximately 1:30 p.m. EDT and will be available for replay for a period of 90 days thereafter at www.plainsallamerican.com or https://event.webcasts.com/starthere.jsp?ei=1035867.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: June 4, 2014	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee Title: Executive Vice President